SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018

               FIELDPOINT PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	001-32624	84-0811034
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

609 Castle Ridge Road # 335, Austin TX  78746

(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (512) 250-8692

_________________________________________
(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [  ]

ITEM 8.01	OTHER EVENTS

On April 20, 2018, 2390530 Ontario Inc. and Natale Rea (2013) Family Trust (the “Reporting Persons”) filed an Amended Schedule 13D/A (the “13D”) which included as an Exhibit thereto correspondence addressed and delivered to the Board of Directors of Fieldpoint Petroleum Corp (the “Company”).  The 13D included numerous allegations concerning the Company’s financial condition and results of operations, the majority of which the Company believes are either misstated or overstated.

In addition, the 13D makes reference to a pending civil action captioned Trivista Oil Company, LLC v. Bass Petroleum, Inc. and Fieldpoint Petroleum Corporation,  Cause No. 16,539 in the District Court of Lee County, Texas, 335 Judicial District (the “Trivista Litigation”). Trivista Oil Company, LLC is an affiliate of the Reporting Persons.  In the 13D, the Reporting Persons fail to disclose certain material facts, including:

That the Company asserts in the Trivista Litigation that Trivista is not the owner of the claim being asserted;

That the Company asserts in the Trivista Litigation that Trivista has slandered the Company’s title to property by filing a lien without any legal basis under Texas law;

That the Company asserts in the Trivista Litigation that the Reporting Persons have brought the Trivista Litigation in an effort to improperly coerce the Company to make concessions that favor the Reporting Persons that it otherwise would not make.

The Company intends to vigorously defend against the claims made by the Reporting Persons in the 13D and Trivista Litigation and seek such damages as may be appropriate.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDPOINT PETROLEUM CORPORATION
Date: May 8, 2018	By:/s/ Phillip Roberson Phillip Roberson, President and CFO